Exhibit 3.669

ARTICLES OF INCORPORATION
OF
NATIONSWASTE CATAWBA REGIONAL LANDFILL, INC.
     The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the South Carolina Business Corporation Act of 1988.
     FIRST: The corporate name for the corporation (hereinafter called the “corporation”) is Nations Waste Catawba Regional Regional Landfill, Inc.
     SECOND: The number of shares the corporation is authorized to issue is One Thousand (1000), all of which are of a par value of one dollar ($1.00) each and are of the same class and are to be Common shares.
     THIRD: The street address of the initial registered office of the corporation in the State of South Carolina is 75 Beatie Place, Greenville, South Carolina.
     The name of the initial registered agent of the corporation at the said registered office is CT Corporation System
     FOURTH: The name and the address of the incorporator are:

NAME	ADDRESS
Kimberly Ross Lieb	301 Grant Street, 20th Floor
Pittsburgh, PA 15219
     FIFTH: The purposes for which the corporation is organized, which shall include the authority of the corporation to engage in any lawful business, are as follows:
     To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the South Carolina Business Corporation Act of 1988 subject to any limitations thereof contained in these Articles of Incorporation or the laws of the State of South Carolina.
     SIXTH: The corporation shall, to the fullest extent permitted by the provisions of the South Carolina Business Corporation Act of 1988, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     SEVENTH: Whenever any provision of the South Carolina Business Corporation Act of 1988 shall otherwise require for the approval of any specified corporate action the authorization of at least two-thirds of the votes entitled to be cast thereon, any such corporate action shall be approved by at least a majority of the votes entitled to be cast thereon, and whenever the corporation shall have one or more voting groups which are denied voting power under the Articles of Incorporation, but the authorization of at least two-thirds of the votes entitled to be cast thereon within each such voting group entitled to vote thereon as a separate voting group is otherwise required for the approval of any specified corporate action under the South Carolina Business Corporation Act of 1988, any such corporate action shall be approved by each such voting group by at least a majority of the votes entitled to be cast by that voting group. The provisions of this Article shall be subject to the minimum voting requirements prescribed by the provisions of Sections 33-7-250 and 33-7-260 of the South Carolina Business Corporation Act of 1988.
     EIGHTH: The duration of the corporation shall be perpetual.
     NINTH: The signature of the incorporator is set forth hereinafter.
Signed on February 13, 1996

/s/ Kimberly Ross Lieb
Kimberly Ross Lieb, Sole Incorporator

I, Charles E. McDonald, Jr, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose Articles of Incorporation this Certificate is attached, has complied with the requirements Chapter 2, Title 33 of the 1976 South Carolina Code relating to the Articles of Incorporation.
Signed on 2/14, 1996

/s/ Charles E. McDonald
(Signature)

Charles E. McDonald, Jr, Attorney-at-Law

(Type or Print Name)

Address	75 Beattie Place
2 Insignia, Financial Plaza
Greenville, SC 29601